Exhibit 10.11



Ministry of Energy, Industry and Trade

No. 25-03-8404 dated 9/27/00

Ref.: No. 27 of 9/22/00


To: Mr. N.S. Kurmanov
General Director
Kaspiy Neft TME DOAK

The Agency of the Republic of Kazakhstan for Investments serves as a Competent Authority for the execution of the Contract for Exploration, Production, and Joint Exploration and Production of Natural Resources. Since you have an exclusive right to be granted the right for hydrocarbon production arising from the exploration work conducted under the executed Exploration Contract (Regulations on Granting the Rights for the Use of the Subsoil Natural Resources, Article 3.1), you are given the right to conduct direct negotiations and execute a Production Contract with the Competent Authority, provided that all the exploration operations at the Alibek Yuzhny Field are completed in a time-efficient manner.

The Ministry of Energy, Industry and Trade of the Republic of Kazakhstan is willing to conduct expert evaluation and approval of the Yuzhny Alibek Production Project Documentation within the time frame established by the Law.


/s/K. Bozumbaev
Vice Minister